UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2016

STRATEGIC INTERNET INVESTMENTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	033-28188	84-1116458
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Jood Palace Hotel 36-A Street Off Al Rigga Road, Suite 1058
Deira Dubai P.O. Box 42211 UNITED ARAB EMIRATES		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (971) 50-420-7360

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 30, 2016, Strategic Internet Investments, Incorporated (the “Company”) entered into Securities Purchase Agreements (“SPAs”) with Najibi Investment Trading FZC, G7 Entertainment Incorporated, SOHA Investment & Partners, and Royaltun General Trading L.L.C. (the “Investors”) These SPAs were entered into in connection with the acquisition of 50% of the stock of Parsan Turizm Anonim Sirketi, which owns the Renaissance Izmir Hotel in Izmir, Turkey. The Investors are related parties to our Chief Executive Officer and Director, Abbas Salih, as a result of Mr. Salih’s ownership interest in and/or control of the Investors.

Pursuant to the SPAs, we issued convertible debentures (“Debentures”) equal to 50% of the difference between $65 million minus the approximately $23,731,064 million debt owed to T.C. Ziraat Bankasi A.S. (the “Ziraat Bank Debt”). In exchange for these Debentures, the Investors sold and transferred their 50% ownership in Parsan Turizm to the Company. In addition, the Company issued a Debenture in the amount of $23,731,064 to Najibi Investment Trading FZC in exchange for Najibi Investment Trading FZC agreeing to pay the Ziraat Bank Debt in full.

The SPA allows for the cancellation of the Debentures under certain circumstances, such as if the Ziraat Bank Debt is not satisfied within a reasonable amount of time, as determined by the Company, or if Parsan Turizm does not provide the Company with audited financial statements sufficient for filing with the Securities and Exchange Commission.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 30, 2016, the Company issued a total of $44,365,532 in Debentures as consideration for the purchase of 50% of Parsan Turizm.

The Debentures have the following features:

•	No interest
•	Due December 31, 2021
•	The holder may convert the Debenture into common stock of SIII at any time at a price of $1.00 per share
•	The Debenture will automatically convert into common stock upon the closing price of the Company’s common stock closing above $1.00 per share for 20 consecutive trading days

Item 3.02 Unregistered Sales of Equity Securities.

As stated earlier, the Company issued Debentures in the principal amount of $44,365,532. These Debentures were issued in the following amounts for the consideration set forth below.

Name of Person	Amount of Debentures Issued	Consideration
Najibi Investment Trading FZC	$23,731,064	Payment of Ziraat Bank Debt
Najibi Investment Trading FZC	$12,380,681	Purchase of shares of Parsan Turizm
Royaltun General Trading L.L.C.	$4,126,893	Purchase of shares of Parsan Turizm
G7 Entertainment Incorporated	$2,063,447	Purchase of shares of Parsan Turizm
SOHA Investment & Partners	$2,063,447	Purchase of shares of Parsan Turizm

The Company claims an exemption from the registration provisions of the Securities Act for the Debentures based upon Regulation S, given that the securities were sold to non-U.S. investors in an offshore transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INC.

Date: September 2, 2016	By:	/s/ Abbas Salih
Abbas Salih Chief Executive Officer